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                                                                    EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE
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Monday, July 16, 2001  1:00 p.m. Pacific Standard Time


PRESS RELEASE


Source:  Valley Media, Inc.


NASDAQ Confirms Valley Media in Compliance with Listing Requirements

Valley Media, Inc. (Nasdaq: VMIX) today announced that its common stock is in compliance with the Nasdaq National Market under Marketplace Rules 4450(a)(2) and 4450(a)(5), which require maintenance of a minimum market value of public float and a minimum bid price of US $1 per share. In a letter dated July 13, 2001, Nasdaq confirmed that it was satisfied that Valley Media has regained compliance with these requirements and that it will continue the listing of the Company's common stock on the Nasdaq National Market.

About Valley Media, Inc.

Valley Media, Inc. is a distributor of music, video and DVD product, offering Full-line distribution, Independent distribution and New Media fulfillment services for e-commerce, in addition to publications and proprietary database products. Valley Media operates facilities in seven states with primary distribution facilities in Louisville, KY, and Woodland, CA, where its corporate headquarters are located. Additional information about Valley Media is available at www.valley-media.com.

This release includes forward-looking statements, including statements concerning compliance with Nasdaq National Market's continued listing requirements. These statements are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to, the following: our ability to achieve or sustain profitability; general economic and business conditions, including growth in our e-fulfillment business group, the failure of net sales to increase, the loss of any one of our largest customers, competitive pricing pressures in our industry; and such other factors that are more fully detailed in our filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended March 31, 2001.

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Contact: Valley Media, Inc.

Don Rose, 530/661-6600 (Vice President -Finance) der@valley-media.com
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James P. Miller, 530/661-6600 (President and COO)
jpm@valley-media.com
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